SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                            HomeGold Financial, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                    HOMEGOLD FINANCIAL, INC.

                        3901 PELHAM ROAD
                GREENVILLE, SOUTH CAROLINA 29615


                                                         May 8, 2001

     To All Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of HomeGold Financial, Inc. (the "Company"), which will be held at the Commerce Club, One Insignia Financial Plaza, Greenville, South Carolina, on Friday, June 11, 2001, at 11:00 a.m. All holders of the Company's outstanding Common Stock of record at the close of business on May 4, 2001 are entitled to notice of and to vote at the Annual Meeting.

     Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the Annual Meeting, and shareholders will have an opportunity to ask questions.

     Upon adjournment of the Annual Meeting, the Directors and officers will be available to confer informally with shareholders.

     We hope that you will attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy promptly in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting. Your vote is very important.

     The Company's 2000 Annual Report to Shareholders and Annual Report on Form 10-K (without exhibits) for 2000 are included in this package, and we urge you to read these carefully.


                                                 Sincerely yours,

                                                 /s/ Ronald J. Sheppard
                                                 Ronald J. Sheppard
                                                 Chief Executive Officer

                            HOMEGOLD FINANCIAL, INC.
                                3901 PELHAM ROAD
                        GREENVILLE, SOUTH CAROLINA 29615


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 11, 2001


     TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of HomeGold Financial, Inc. (the "Company") will be held at 11:00 a.m. on June 11, 2001, at the Commerce Club, One Insignia Financial Plaza, Greenville, South Carolina, for the purpose of considering and acting upon the following:

1. The election of six Directors to serve for specified terms, or until the next Annual Meeting of Shareholders, or until their successors have been duly elected and qualified; and

2. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on May 4, 2001 will be entitled to notice of the meeting and to vote at the meeting.


                                      BY ORDER OF THE BOARD OF DIRECTORS,
                                      C. Thomas Wyche, Secretary


     A form of proxy and the Annual Report of the Company for the calendar year 2000 are enclosed. You are cordially invited to attend the meeting in person but, whether or not you plan to attend, you are urged to SIGN, DATE and RETURN the proxy in the enclosed, postage-paid, addressed envelope. If you attend the meeting, you may either vote by your proxy or withdraw your proxy and vote in person.

                            HOMEGOLD FINANCIAL, INC.
                                3901 PELHAM ROAD
                        GREENVILLE, SOUTH CAROLINA 29615


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  June 11, 2001


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HomeGold Financial, Inc. (the "Company" or "HomeGold") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 11:00 a.m. on Friday, June 11, 2001, at the Commerce Club, One Insignia Financial Plaza, Greenville, South Carolina. The approximate date of mailing this Proxy Statement is May 11, 2001.

     USE OF PROXIES; MATTERS TO BE VOTED UPON AT THE MEETING. Shares represented by proxies in the accompanying form, if properly signed and returned and not revoked before their voting, will be voted at the Annual Meeting and any adjournment or adjournments thereof in accordance with the specifications made thereon. If a proxy is signed and returned without indicating any voting instructions, the shares represented by that proxy will be voted:

     (1) For the election of the six nominees for Director named in this proxy statement; and

     (2) In the discretion of the proxy holders on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     REVOCATION OF PROXIES. Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company prior to the proxy being voted, by mailing to the Company a later dated proxy which is received by the Company prior to the Annual Meeting, or by attending the Annual Meeting and giving notice of revocation to the Secretary of the Company either prior to the meeting or in open meeting prior to the proxy being voted (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to HomeGold Financial, Inc., 3901 Pelham Road, Greenville, South Carolina 29615, Attention: Secretary.

     WHO IS ENTITLED TO VOTE; VOTING MATTERS. Shareholders of record at the close of business on May 4, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of such date, there were outstanding
16,810,149 shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), each of which is entitled to one vote. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each item of business is tabulated separately. Abstentions and broker non-votes are each included in the determination of the number of shares present for purposes of determining whether a quorum exists. A majority of the shares outstanding and represented in person or by proxy will constitute a quorum at the Annual Meeting. Shareholders do not have any dissenters or appraisal rights with respect to the matters to be voted on at the Annual Meeting listed above.

     PERCENTAGE APPROVAL REQUIRED. Abstentions and broker non-votes have no effect on the election of directors. Directors are elected by a plurality of votes cast by the shares voting in person or by proxy at the Annual Meeting.

     SOLICITATION OF PROXIES. This solicitation of proxies is made by the Company, and the Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing the Proxy Statement, Notice of Annual Meeting and Proxy Card (collectively, the "Proxy Materials"). Proxies will be solicited principally through these Proxy Materials. However, the Company has also engaged the firm of Corporate Investor Communications, Inc. ("CIC") as proxy solicitors to assist the Company in this proxy solicitation. Employees of CIC may contact shareholders by mail, by telephone or through personal solicitation. The Company expects to pay CIC approximately $7,000 in connection with such solicitation. Proxies may also be solicited by telephone or through personal solicitation conducted by employees of the Company. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with this proxy solicitation. Banks, brokers and other custodians are requested to forward these Proxy Materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses incurred in sending these Proxy Materials to beneficial owners of the Common Stock.


                         SUMMARY OF THE HOMESENSE MERGER

     On May 9, 2000, HomeSense Financial Corp. and certain of its affiliated companies (collectively "HomeSense") were merged (the "Merger") into HomeGold, Inc., a wholly owned subsidiary of the Company, pursuant to a Reorganization Agreement dated February 29, 2000, as amended (the "Merger Agreement") approved by the Company's shareholders at the 2000 annual meeting of shareholders on April 28, 2000. HomeSense was a privately owned specialized mortgage company headquartered in Lexington, South Carolina that originated and sold mortgage loans in the sub-prime mortgage industry.

     In the Merger, the Company issued 6,780,944 shares of its common stock (approximately 40% of post-Merger outstanding shares) valued at $1.04 per share plus an additional 10 million shares of Series A Non-convertible Preferred Stock, par value $1 per share, for 100% of the outstanding stock of HomeSense. 6,072,370 of these shares of common stock (approximately 36% of the post-Merger outstanding shares) and all of the preferred stock were issued to HomeSense's primary shareholder Ronald J. Sheppard.

     Mr. Sheppard is now the chief executive officer of the Company, and a director of both HomeGold, Inc. and the Company. As a condition of closing, the Company entered into a three year employment agreement with Mr. Sheppard pursuant to which Mr. Sheppard became the chief executive officer and President of the Company. Mr. Sheppard, on his own initiative, subsequently resigned as President so that the Company's current President could assume office.

     Also, in connection with the Merger, Mr. Sheppard, the Company's Chairman John M. Sterling, Jr., the Sterling Family Limited Partnership (of which Mr. Sterling and his wife are the general partners) and certain other shareholders of the Company entered into a voting agreement (the "Voting Agreement") described in more detail below under the heading "Compensation Committee Interlocks and Insider Participation." The parties to the Voting Agreement beneficially own approximately 42.73% of the Company's common stock. Prior to the Merger, no shareholder or known group of shareholders beneficially owned more than 11.76% of the Company's common stock. The Voting Agreement, among other things, restricts the issuance of additional Series A Non-convertible Preferred Stock without Mr. Sheppard's consent.


                              ELECTION OF DIRECTORS
                              (ITEM 1 ON THE PROXY)

GENERAL

     The Company's Bylaws provide that the number of directors of the Company shall be determined by the Board of Directors (the "Board"). The size of the board is currently set at seven; however, David C. Gaffney resigned from his position as a Director on April 2, 2001, leaving one position on the Board vacant. The Board has not yet located a suitable replacement for Mr. Gaffney, so at this time, the Board is only nominating six candidates for election as Directors at the Annual Meeting and intends to leave the seventh directorship vacant until a suitable nominee can be found. The Board expects to locate and appoint a suitable seventh Director some time after the Annual Meeting. The Board may fill any vacancy occurring on the Board for any reason by a vote of a majority of the directors then in office until the next meeting of shareholders. Each director will serve until the next annual meeting of shareholders or until his successor has been elected or appointed. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees for director are currently directors of the Company, including Mssrs. Sterling, Sheppard, Childers, Hooper, Sirota and Philpott. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees named will be unable to serve if elected.

CUMULATIVE VOTING

     The Company's Articles of Incorporation were amended at last year's Annual Meeting to remove cumulative voting rights with respect to the election of Directors.

NOMINEES

     The names of the nominees for Director, together with their term in office and certain information about them, are as follows:

                                                      DIRECTOR
       NAME AND AGE                                    SINCE                    PRINCIPAL OCCUPATION
       ------------                                   --------                  --------------------
    TOBE C.B. CHILDERS (62)                              2000         Senior Partner, Atlantic Assurance, LLC  (1)
    TECUMSEH HOOPER, JR. (53)                            1991         President, Southeast District, IKON Office Solutions,
                                                                      Inc. (2)
    J. ROBERT PHILPOTT, JR. (54)                         1997         President, Philpott, Ball & Werner (3)
    RONALD J. SHEPPARD (43)                              2000         Chief Executive Officer of the Company (4)
    JAN SIROTA (58)                                      2000         Managing Director, Raymond James & Associates (5)
    JOHN M. STERLING, JR. (63)                           1991         Chairman of the Board of the Company (6)

(1) Mr. Childers has served as Senior Partner of Atlantic Assurance, LLC since he formed that Company in 1993. Atlantic Assurance, LLC is engaged in the business of title and appraisal services. Mr. Childers began his business career with Barclays American/Financial in 1962, where he worked as Corporate Credit Manager, Trainer, Direct Lending Director, and Home Equity Product Manager until 1982. Mr. Childers then worked with SMS, a national title and appraisal company, from 1982 to 1993, where he became Major Account Manager and Regional Sales Manager.

(2) Mr. Hooper has served as President, Southeast District of IKON Office Solutions, Inc. ("IKON") since 1995 and as President of Modern Office Machines since 1982. From October 1994 through September 1995, Mr. Hooper served as Southeast Regional Director for IKON. From 1981 to 1995, Mr. Hooper also served as General Partner of Reedy River Ventures. Mr. Hooper also serves on the Board of Directors of Greenville First Bank.

(3) Mr. Philpott has been President of Philpott, Ball & Werner since 1991. Philpott, Ball & Werner, which Mr. Philpott founded as Philpott Ball & Company in 1991, is engaged in the business of providing investment banking services to small- to mid-size companies. Mr. Philpott was Managing
     Director of the Capital Markets Group for Interstate/Johnson Lane Corporation, an investment banking firm ("IJL"), from 1989 to 1990. From 1985 to 1989, Mr. Philpott served as Senior Vice President and Manager of IJL's Corporate Finance Department. From 1981 to 1985, he served as Vice President in the Corporate Finance Department of J.C. Bradford & Company, an investment banking firm. Mr. Philpott also served as a regional corporate lending officer for Wachovia Bank and Trust Company, N.A., from 1972 to 1981.

(4) Mr. Sheppard has served as Chief Executive Officer of the Company since May 2000, and as President of the Company from May 2000 until October 2000. Mr. Sheppard also served as Chief Executive Officer of HomeSense Financial Corp. and its predecessor companies and affiliates since 1989. Prior to forming HomeSense, Mr. Sheppard worked at United Companies Mortgage. Mr. Sheppard has been in the financial services industry for 19 years.

(5) Mr. Sirota joined Raymond James & Associates in 1996 and is co-head of the firm's Financial Services Group. Prior to joining Raymond James, Mr. Sirota worked at Bear Stearns, Morgan Stanley and Lehman Brothers, and has specialized in the financial institutions business segment for the past fifteen years. Mr. Sirota is also involved in merger and acquisition and underwriting activities in other specific industries, including temporary staffing, employee leasing and business services. Prior to entering investment banking, Mr. Sirota was involved in both commercial lending and corporate finance at Citibank for nine years. Mr. Sirota was Controller of Pfizer Laboratories for two years and involved in Systems Design and Project Management for seven years with IBM. Mr. Sirota received a B.B.A. in Accounting from City University of New York, and an M.B.A. in Computer Science from George Washington University.

(6)  Mr.  Sterling  has served as  Chairman  of the Board of the  Company  since
     August 1996. Mr. Sterling also served as President of the Company from January 1991 to August 1996, and as its Chief Executive Officer from August 1996 until May 2000. Mr. Sterling also served as President of Palmetto Seed Capital Corporation from November 1993 to November 1998. Palmetto Seed Capital Corporation is the general partner of Palmetto Seed Capital, L.P. ("PSC"). PSC invests primarily in early stage South Carolina companies. Mr. Sterling was Chairman of the Board and Chief Executive Officer of Modern Office Machines, Inc. ("MOM", acquired by IKON Office Solutions), which is engaged in the sale of office equipment and supplies, from 1981 through August 1992. Mr. Sterling served as General Partner and Manager of Reedy River Ventures ("RRV"), which Mr. Sterling founded, from 1981 to 1995. In 1995 the Company became General Partner and Manager of RRV. In 1997, the Company purchased RRV, and Emergent Equity Advisors, Inc. ("EEA"), a wholly-owned subsidiary of the Company, became the General Partner of RRV. RRV is a Small Business Investment Company licensed by the Small Business Administration to invest in small businesses. RRV and EEA were sold to Transamerica Corp. in November of 1998. Mr. Sterling also serves on the Board of Directors of Datastream Systems, Inc. as well as for several private companies.

VOTING AGREEMENT AFFECTING ELECTION OF DIRECTORS

     In connection with the consummation of the Merger on May 9, 2000, Mr. Sheppard, Mr. Sterling, the Sterling Family Limited Partnership (of which Mr. Sterling and his wife are the general partners) and certain other shareholders of the Company entered into the Voting Agreement. The parties to the Voting Agreement hold approximately 42.73% of the outstanding shares of the Company's common stock.

     The Voting Agreement provides, among other things, that the parties thereto will vote all of their Company shares in favor of: (a) making and maintaining the number of directors of the Company at seven; (b) the election of three members of the Board designated by Mr. Sheppard; (c) the election of three members of the Board designated by a majority in interest of the parties to the Voting Agreement other than Mr. Sheppard; (d) the election of the seventh member of the Board, nominated by Mr. Sheppard and approved by a majority in interest of the parties to the Voting Agreement other than Mr. Sheppard, which approval shall not be unreasonably withheld; and (e) the appointment of Mr. Sterling to serve as Chairman of the Board.

     Mr. Sheppard and Mr. Childers are two of the three Directors designated by Mr. Sheppard as provided in clause (b) above. The directorship vacated by Mr. Gaffney and for which the Board has not nominated a candidate at this time is the third director to be nominated by Mr. Sheppard as provided in clause (b) above. Mr. Sterling, Mr. Hooper and Mr. Philpott are the three Directors designated by the parties to the Voting Agreement other than Mr. Sheppard as provided in clause (c) above. Mr. Sirota is the seventh Director nominated by Mr. Sheppard and approved by the majority in interest of the other parties to the Voting Agreement as provided in clause (d) above. Mr. Sterling serves as the Chairman of the Board as provided in clause (e) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year, and written representations that no Form 5 was required, the Company believes that all of its executive officers, Directors and persons who may have been deemed to be greater than 10% shareholders during the year have made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                             MEETINGS AND COMMITTEES

     During fiscal year 2000, the Company's Board met four times. Each Director attended more than 75% of the total number of meetings of the Board and all committees on which he served.

     The Board has an Executive Committee, the function of which is to make decisions between meetings of the Board of Directors pursuant to authority delegated by the Board. The current members of the Executive Committee are Messrs. Sterling, Sirota and Sheppard. The Executive Committee did not meet during 2000.

     The Board also has an Audit Committee, which is responsible for reviewing and making recommendations regarding the Company's engagement of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The current members of the Audit Committee are Messrs. Philpott and Childers. The Audit Committee met three times during 2000.

     The Board also has a Compensation Committee, the function of which is to make recommendations to the Board as to the salaries, bonuses and stock option awards of the officers and employees of the Company. The current members of the Compensation Committee are Messrs. Sterling, Sirota and Sheppard. The Compensation Committee met one time during 2000.

     The  Board  does  not  have a  Nominating  Committee.  The  functions  of a
Nominating Committee are performed by the Board as a whole. The Board will consider shareholder nominations for Directors provided any shareholder making such a nomination complies with the provisions of the Company's Bylaws pertaining to the nomination of Directors. The Bylaws require timely advance written notice of shareholder nominations and compliance with certain other procedures in order for shareholder nominees to be eligible for election. Generally, the Bylaws require that a shareholder's written notice of nominees be received at the principal executive offices of the Company during the period of time from the 30th day to the 60th day prior to the annual meeting of shareholders at which directors are to be elected, unless such requirement is expressly waived in advance of the meeting by formal action of the Board of Directors. The notice must include (a) all information relating to each nominee that is required to be disclosed in proxy solicitations or otherwise under Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the written consent of each such nominee to serve if elected, and (b) the name and address as they appear on the corporation's books of the shareholder and the beneficial owner, if any, making the nomination and the class and number of shares owned beneficially and of record by such shareholder and beneficial owner. Shareholder nominations must also comply with all applicable provisions of the Exchange Act and regulations promulgated thereunder. If there are any shareholder nominations, the Company's Secretary will appoint two inspectors who are unaffiliated with the Company to determine whether the nominations comply with these requirements. A copy of the Bylaws is available upon request to the Secretary of the Company at the address indicated on the first page of this Proxy Statement.

                                 DIRECTORS' FEES

     Each non-employee Board member (an "Outside Director") receives a cash Director's fee of $15,000 per year. In 2000, each Outside Director also received a grant of 11,650 shares of Common Stock with a fair market value of $12,000 on the date of grant. The Outside Directors received this Common Stock grant in lieu of compensation in the form of options and rights to purchase restricted shares of Common Stock that they normally receive under the Company's Restricted Stock Agreement Plan. Under the Restricted Stock Agreement Plan, each Outside Director normally receives an annual grant entitling him/her to purchase Common Stock with a fair market value as of grant date of $12,000 at a price of $0.001 per share.

                        EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information regarding the current executive officers of the Company, all of whom are serving for an indefinite term of office until their successors are appointed by the Board:

Name and Age                               Position
---------------------------                ------------------------------------
Ronald J. Sheppard (43)                    Chief Executive Officer (1)
Forrest E. Ferrell (48)                    President, Acting Chief Financial Officer and Treasurer (2)
Tony L. Park (41)                          Executive Vice President, Retail Operations (3)
William E. Long, Jr. (41)                  Executive Vice President, General Counsel (4)
Karen A. Miller (48)                       Executive Vice President, Chief Technology Officer (5)
David C. Gaffney (38 )                     Executive Vice President, Legal and Compliance (6)

(1) See information under "Election of Directors; Nominees." The Merger was consummated with the understanding that Mr. Sheppard would serve as the Chief Executive Officer and President of the Company following the Merger, and an employment agreement dated May 9, 2000 entered into by and between Mr. Sheppard and the Company at the Merger closing and having a three year term provides that Mr. Sheppard shall hold those offices. Entry into this employment agreement was a condition of closing under the Merger Agreement. Mr. Sheppard, on his own initiative, resigned from the office of President in October 2000 to enable Mr. Ferrell to assume the office of President of the Company.

(2) Mr. Ferrell has served as President since October, 2000. From the date of the Merger until October 2000, Mr. Ferrell served as Executive Vice President, Structured Finance. From 1985 to May 2000, Mr. Ferrell served in various capacities with Altegra Credit Company in Pittsburgh, Pennsylvania, most recently as Senior Vice President - Head of Wholesale Acquisitions. From 1971 to 1985 Mr. Ferrell held several positions in the Banking industry encompassing all phases of consumer lending, operations, and loan servicing.

(3) Mr. Park has served as Executive Vice President, Retail Operations since the Merger. From June 1999 to May 2000, Mr. Park served as Senior Vice President, Retail Operations at HomeSense Financial Corp., in Lexington, South Carolina. From 1995 to 1999, Mr. Park served as President of Premier Mortgage Company, a specialty mortgage banking company in Evansville, Indiana. From 1991 to 1995, Mr. Park served as Finance Manager at CNAC Finance, a sub-prime financing facility for the auto industry headquartered in Nashville, Tennessee. From 1986 to 1991, Mr. Park served as Vice President of First American National Bank in Jackson, Tennessee. From 1977 to 1986, Mr. Park served as Assistant Vice President of Bank of Huntingdon in Huntingdon, Tennessee.

(4) Mr. Long has served as Executive Vice President, General Counsel since August 1999, and as Sr. Vice President, Legal of certain subsidiary companies since January 1999. From 1995 to 1998, Mr. Long was of counsel, then a Partner with the Trabue, Sturdivant & Dewitt law firm in Nashville, Tennessee. From 1985 to 1995, Mr. Long practiced law with the McDonnell Dyer firm in Memphis and Nashville, Tennessee.

(5) Ms. Miller has served as Executive Vice President, Chief Technology Officer since August 1999, and as Executive Vice President, Chief Technology Officer of certain subsidiary companies since July 1996. From April 1980 to July 1996, Ms. Miller served as Assistant Manager of Data Processing at American Federal Bank, F.S.B., in Greenville, South Carolina.

(6) Mr. Gaffney has served as Executive Vice President, Compliance since the Merger. From May 1997 until the Merger, Mr. Gaffney served as General Counsel of HomeSense Financial Corp. in Lexington, South Carolina. Prior to joining HomeSense, Mr. Gaffney was in private practice in Greenville, South Carolina.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company or its subsidiaries during fiscal years 2000, 1999, and 1998 to the Company's Chief Executive Officers and to the next four highest paid executive officers of the Company whose cash and cash equivalent compensation exceeded $100,000 for services rendered in all capacities (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG-TERM
                                                                  ANNUAL COMPENSATION                COMPENSATION
                                                     --------------------------------------------- ----------------
                                                                                                        AWARDS
                                                     --------------------------------------------- ---------------- ----------------
                                                                                   OTHER ANNUAL       SECURITIES       ALL OTHER
NAME AND                                               SALARY           BONUS      COMPENSATION       UNDERLYING      COMPENSATION
PRINCIPAL POSITION                        YEAR         ($) (1)           ($)          ($) (2)        OPTIONS (#)        ($) (3)
------------------------------------- -- -------- -- ------------ -- ----------- ----------------- ---------------- ----------------
Ronald J. Sheppard (4)                    2000          173,076             --             --          825,423             4,309
Chief Executive Officer                   1999               --             --             --               --                --
                                          1998               --             --             --               --                --

John M. Sterling, Jr. (5)                 2000          163,461             --             --               --             1,776
Chairman and Chief                        1999          206,731             --             --               --             2,000
Executive Officer                         1998          259,616             --             --           85,000             2,000

Tony L. Park (4)                          2000          281,943             --             --           30,000             3,150
Executive Vice President                  1999               --             --             --               --                --
                                          1998               --             --             --               --                --

Karen A. Miller                           2000          154,350             --             --            5,000             3,363
Executive Vice President, Chief           1999          145,923             --             --           20,000             3,846
Technology Officer                        1998          145,385             --             --           29,000             2,700


Charles Sides (4)                         2000          130,077             --             --           30,000             2,738
Executive Vice President                  1999               --             --             --               --
                                          1998               --             --             --               --

William E. Long, Jr.                      2000          130,000             --             --            5,000             2,586
Executive Vice President, General         1999          123,461             --             --           26,000       (6)  63,847
Counsel                                   1998               --             --             --               --                --

(1) A portion of total salary may have been deferred, at the option of the employee, pursuant to the Company's 401(k) plan. Any such deferred compensation is included in this column. Due to the number of pay periods in the calendar for 1998, each person in the Company, who was with the Company for the entire year of 1998, received a total of twenty-seven bi-weekly pay checks as opposed to the usual twenty-six bi-weekly pay checks.

(2) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits is not listed unless it exceeds the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.

(3) All amounts (except noted in footnote 6) shown under "All Other Compensation" consist of contributions during fiscal 2000, 1999 and 1998 to the Company's 401(k) plan in the amount shown to match pre-tax elective deferral contributions (included under salary) made by the executive officers to the plan.

(4) Employment began on May 9, 2000, the effective date of the Merger, and the amount shown is the compensation earned during the period from May 9, 2000 to December 31, 2000.

(5) During 2000, Mr. Sterling served as Chief Executive Officer from January 1, 2000 to May 8, 2000.

(6) The amount shown includes reimbursement paid to Mr. Long of $62,220 for his relocation expense as part of his hiring package. Mr. Long's employment with the company began in January 1999.

STOCK OPTIONS

     The following table sets forth certain information concerning grants of options to the Named Executive Officers during fiscal 2000.

                                              OPTION GRANTS IN LAST FISCAL YEAR

                                    Individual Grants
-------------------------------------------------------------------------------------------
                           Number of       % of Total                                         Potential Realizable Value at
                           Securities     Options/SARs                                           Assumed Annual Rates of
                         Underlying        Granted to       Exercise                         Stock Price Appreciation for
                            Options       Employees in        Price         Expiration           Option Term (10 Years)
          Name            Granted (#)     Fiscal Year     ($/Share) (1)        Date            5% ($)           10% ($)
          ----            -----------     -----------     -------------        ----            ------           -------
Ronald J. Sheppard        (1)   825,423           41.08%           $1.75            5/9/10       $0               $0
Tony L. Park                     30,000            1.50%           $0.50           8/15/10     $1,600           $11,500
Charles Sides                    30,000            1.50%           $0.50           8/15/10     $1,600           $11,500
Karen A. Miller                   5,000           0.25%            $0.50           8/15/10      $270            $1,900
William E. Long                   5,000            0.25%           $0.50           8/15/10      $270            $1,900

     The options granted are exercisable, on a cumulative basis, at the rate of 20 percent at the time of grant and 20 percent for each of the following four years. The options expire 10 years from the date of grant.

(1)  Mr. Sheppard's 825,423 options were cancelled in February 2001.

     The following table sets forth certain information with respect to options to purchase shares of Common Stock held by the Named Executive Officers and as to the number of shares covered by both exercisable and unexercisable stock options. Also reported are the values for the "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the year-end fair market value of the Common Stock.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES


                                                              Number of Securities
                               Shares                        Underlying Unexercised            Value of Unexercised
                              Acquired        Value          Options at 2000 Fiscal        In-the-Money Options at 2000
                                Upon        Realized              Year-End (#)               Fiscal Year-End ($) (1)
           Name             Exercise (#)       ($)          Exercisable/Unexercisable        Exercisable/Unexercisable
--------------------------- -------------- -------------- ------------------------------ ----------------------------------
Ronald J. Sheppard               --             --              127,471/509,883                             --
John M. Sterling, Jr.            --             --                88,000/47,000                             --
Karen A. Miller                  --             --                35,400/28,600                             --
William E. Long                  --             --                11,400/19,600                             --
Tony L. Park                     --             --                 6,000/24,000                             --
Charles Sides                    --             --                 6,000/24,000                             --

(1) Exercise prices of options range from $0.5000 to $12.25 per share. The per share value of Common Stock on December 31, 2000 was $0.34, which represents the closing market price of a share of the Company's Common Stock as reported by the Over the Counter Bulletin Board.

                            EMPLOYMENT CONTRACTS

     Mr. Sheppard is party to an employment agreement with the Company described
below  under  the  heading   "Compensation   Committee  Interlocks  and  Insider
Participation" which description is incorporated herein by reference.

     Mr. Long and Ms. Miller each have agreements with the Company that provide for the payment of one year's base salary to them, exclusive of bonus, incentive or relocation payments, in the event: (a) their employment with the company is terminated without cause; (b) they resign because their responsibility or authority is substantially reduced without their consent; (c) they resign because their services are relocated more than 35 miles from their primary location; or (d) they resign as a result of a reduction in base salary in excess of ten percent (10%). Under the agreements, severance compensation shall be paid in a lump sum within thirty (30) days, and all vested stock options are exercisable for twelve (12) months following termination.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                              OWNERS AND MANAGEMENT

     The following table sets forth as of the Record Date, except as otherwise noted, certain information regarding ownership of the Company's Common Stock by
(i) each person or group who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's Directors and Named Executive Officers, and (iii) all Directors and executive officers of the Company as a group.

             Name and Address of                   Amount and Nature of                        Percent of
              Beneficial Owner                     Beneficial Ownership                  Outstanding Shares (1)
             -------------------                   --------------------                  ----------------------
5% Beneficial Owners
--------------------
The Sterling Family Limited Partnership                     944,259  (2)                               5.62%
P.0. Box 17526
Greenville, SC 29606

Directors and Named Executive Officers
--------------------------------------
Ronald J. Sheppard                                        6,072,370  (3)                              36.12%
John M. Sterling, Jr.                                     1,111,868  (4)                               6.61%
Tecumseh Hooper, Jr.                                        253,478  (5)                               1.51%
Charles D. Sides, Jr.                                       120,287  (6)                                   *
Karen A. Miller                                              59,309  (7)                                   *
J. Robert Philpott, Jr.                                      36,298  (8)                                   *
William E. Long                                              25,437  (9)                                   *
Tony L. Park                                                  6,000  (10)                                  *
Jan S. Sirota                                                    --                                       --
Tobe C.B. Childers                                               --                                       --

All  Executive  Officers  and  Directors as a
Group (10 persons)                                        7,812,518                                   46.48%

----------------------------------------------

(1) Pursuant to Rule 13d-3 under the Exchange Act, shares are deemed "beneficially owned" if the named person or group has the right to acquire ownership of such shares within 60 days. The percentage for each person or group is computed on the assumption that shares subject to acquisition upon the exercise of options by such person or group are outstanding, but that no other such shares similarly subject to acquisition by other persons are outstanding.

(2) The Sterling Family Limited Partnership is a limited partnership of which Mr. Sterling and his wife, Elizabeth H. Sterling, serve as the general partners.

(3)  Mr. Sheppard owns these 6,072,370 shares of Common Stock directly.

(4) Includes 944,259 shares of Common Stock owned by The Sterling Family Limited Partnership; 43,332 shares owned by Mr. Sterling and held in a Keogh account; 15,000 shares of Common Stock owned by Mr. Sterlings' spouse. Also includes 88,000 shares of Common Stock, which may be acquired pursuant to stock options currently exercisable or exercisable within 60 days of the Record Date, and 21,277 shares of Common Stock held in the Company's 401(k) plan.

(5) Includes 249,246 shares of Common Stock owned by Mr. Hooper directly. Also includes 1,332 shares of Common Stock which may be acquired pursuant to stock options currently exercisable or exercisable within 60 days of the Record Date, and 2,900 shares of Common Stock which may be acquired pursuant to the Restricted Stock Agreement Plan.

(6) Includes 114,287 shares of Common Stock owned by Mr. Sides directly and 6,000 shares of Common Stock which may be acquired pursuant to stock options currently exercisable or exercisable within 60 days of the Record Date.

(7) Includes 7,062 shares of Common Stock owned by Ms. Miller directly. Also includes 35,400 shares of common Stock which may be acquired pursuant to stock options currently exercisable or exercisable within 60 days of the Record Date, and 16,847 shares held in the Company's 401(k) plan.

(8) Includes 36,298 shares of Common Stock which may be acquired pursuant to the Restricted Stock Agreement Plan.

(9) Includes 11,400 shares of common Stock which may be acquired pursuant to stock options currently exercisable or exercisable within 60 days of the Record Date, and 14,037 shares held in the Company's 401(k) plan.

(10) Includes 6,000 shares of Common Stock which may be acquired pursuant to stock options currently exercisable or exercisable within 60 days of the Record Date.

* Less than one percent of the outstanding shares of the class.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board are John M. Sterling, Jr., Ronald J. Sheppard and Jan Sirota. Mr. Sterling is the Chairman of the Board and was the Chief Executive Officer of the Company until May 8, 2000. Mr. Sheppard has been the Chief Executive Officer of the Company since May 9, 2000 and served as the Company's President from May until October of 2000.

     Mr. Sirota, through his employment with Raymond James & Associates ("Raymond James"), assisted HomeGold in the Merger. Raymond James received a transaction fee of $650,000, of which $150,000 was related to the preparation of the fairness opinion provided to the Company in connection with the Merger, and also a warrant with a term of five years to purchase 250,000 shares of the Company's common stock at an exercise price of $1.50 per share. During 1998, Raymond James served as the investment banking firm that assisted the Company in selling its small business loan operations, for which it received a cash fee of $713,632. Raymond James also assisted the Company in selling Sterling Lending
Corp. in 1998 for which it received a cash fee of $100,000. In 1996, Raymond James assisted in the initial public offering of the Company's stock, and has served as a market maker of its stock.

     Mr. Sheppard was the principal shareholder of HomeSense. In connection with the Merger, Mr. Sheppard received 6,072,370 shares of the Company's common stock or approximately 36% of the post-Merger outstanding common stock of the Company. Mr. Sheppard also received 10,000,000 shares of the Company's Series A Non-convertible Preferred Stock, which is non-redeemable, and has an annual cumulative dividend of $0.08 per share, increasing to $0.10 per share on January 1, 2005, and has a par value of $1 per share. This preferred stock has a preference over the Company's common stock with respect to liquidation and dividends. Also in connection with the Merger:

     (1) Stock Restriction Agreement. Former HomeSense shareholders and certain existing Company shareholders, including Mr. Sterling agreed to restrict transfer of their shares for three years in order to preserve the Company's net operating loss carryforward available for tax purposes.

     (2) Employment and Non-Competition Agreement; Grant of Option. The Company entered into an employment agreement with Mr. Sheppard having a three-year term whereby the Company agreed to employ Mr. Sheppard as President and Chief Executive Officer. The agreement contains a non-competition provision to which Mr. Sheppard is subject, which extends in certain circumstances for 2 years beyond the expiration of the term of the agreement. Under the Employment Agreement, the Company granted Mr. Sheppard an option to acquire up to 825,423 shares of the Company's common stock at an exercise price of $1.75 per share. The option was intended to protect Mr. Sheppard from dilution caused by the exercise of outstanding options and warrants previously granted to other persons and would vest and become exercisable only upon the issuance of common stock pursuant to the exercise of such other options. This option was cancelled by agreement between the Company and Mr. Sheppard as described more fully under paragraph (5) below.

     (3) Registration Rights Agreement. The Company entered into a registration rights agreement with the former HomeSense shareholders with respect to the Company common stock and options issued in the Merger and pursuant to Mr. Sheppard's employment agreement.

     (4) Voting Agreement. Mr. Sheppard and certain existing Company shareholders including Mr. Sterling entered into a three-year Voting Agreement, in which they agreed to vote all of their Company shares in favor of:
          (a) Making and maintaining the number of directors of the Company at seven.
          (b) The election of three members of the Board designated by Mr. Sheppard.
          (c) The election of three members of the Board designated by a majority in interest of the parties to the Voting Agreement other than Mr. Sheppard.
          (d) The election of the seventh member of the Board, nominated by Mr. Sheppard and approved by a majority in interest of the parties to the Voting Agreement other than Mr. Sheppard, which approval shall not be unreasonably withheld.
          (e) The appointment of Mr. Sterling to serve as Chairman of the Board.

     (5) Mutual Indemnification Agreement. Mr. Sheppard and the Company entered into a Mutual Indemnification Agreement pursuant to which Mr. Sheppard agreed to indemnify the Company on a non-recourse basis against losses it may incur as a result of breaches of HomeSense's warranties, representations and obligations under the Merger Agreement. The source of recovery from such breach was to be the surrender of Series A Non-convertible Preferred Stock of the Company issued to Mr. Sheppard in the Merger. The Company agreed to indemnify Mr. Sheppard on a non-recourse basis against losses he may incur as a result of breaches of the Company's warranties, representations and obligations under the Merger Agreement. The source of recovery from such breach was to be the issuance of up to an additional 5,300,000 shares of Series A Non-convertible Preferred Stock. After the Merger was consummated, certain differences arose between the parties to the Merger regarding the warranties and representations in the Merger Agreement. These differences were resolved in February 2001 by an agreement between Mr. Sheppard and the Company pursuant to which Mr. Sheppard agreed to remain a guarantor with respect to certain indebtedness HomeGold, Inc. assumed from HomeSense in the Merger and pursuant to which the options for Company stock issued to Mr. Sheppard under his employment agreement in connection with the Merger were cancelled. In addition, the Mutual Indemnification Agreement between the Company and Mr. Sheppard was cancelled.

     (6) Non-recourse Promissory Note. At December 31, 1999, Mr. Sheppard owed $1.7 million to HomeSense, and HomeSense agreed to lend Mr. Sheppard another $4.0 million prior to the consummation of the Merger secured by a $4.0 million certificate of deposit. HomeGold agreed to lend HomeSense $4.0 million prior to the consummation of the Merger, with interest payable at a rate of 7.5% per annum, secured solely by an assignment of the pledge of the certificate of deposit. Upon consummation of the Merger, these two notes were combined into a non-recourse note receivable from Mr. Sheppard, with interest payable quarterly at 7.5% per annum secured with 5,700,000 shares of the Company's Series A Non-convertible Preferred Stock and 4,560,000 shares of the Company's common stock.

     (7) Stock Pledge Agreement. The Stock Pledge Agreement provides the terms and conditions upon which the Non-recourse Promissory Note and Mutual Indemnity Agreement mentioned above are secured by a pledge to the Company of the 5,700,000 share of Series A Non-convertible Preferred Stock and 4,560,000 shares of common stock.

     Mr. Sterling holds floating rate notes and/or subordinated debentures (collectively, the "Debentures") issued by the Company's wholly-owned subsidiary Carolina Investors, Inc. ("CII"), which at March 20, 2001 had an aggregate outstanding principal amount of approximately $60,000. These Debentures were purchased on terms which were the same as those available to purchasers not affiliated with the Company.

     Mr. Sheppard has provided personal guaranties on certain warehouse lines of credit which are disclosed in the Company's 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission pursuant to section 13 or 15(D) of the Securities Exchange Act of 1934.

                           RELATED PARTY TRANSACTIONS

     In addition to the transactions described above under the heading "Compensation Committee Interlocks and Insider Participation," which descriptions are incorporated herein by reference, whereby certain officers, Directors and employees of the Company held Debentures issued by CII which at December 31, 2000 had an aggregate outstanding principal amount of approximately $690,000. These Debentures were purchased on terms which were the same as those available to purchasers not affiliated with the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board (the "Compensation Committee") annually submits to the Board recommendations respecting the salaries, bonuses and stock option grants to be provided to the Company's executive officers and administers the Company's stock option plan for officers and key employees. The Compensation Committee provides the following report.

POLICIES FOR COMPENSATION OF EXECUTIVE OFFICERS

     The Compensation Committee attempts to act on the shareholders' behalf in establishing an executive compensation program. The basic policy underlying the Company's compensation program for executive officers is that their compensation should vary depending on the Company's success in meeting its financial and strategic objectives and in creating value for shareholders. In addition to salary, the compensation program may consist of an annual bonus and grants of stock options under the Employee and Officer Stock Option Plan.

     The Compensation Committee has no formula for determining base salary or bonuses. The Compensation Committee annually reviews the Company's corporate performance and that of its executive officers and sets levels of compensation at its discretion. As a result, the executive officers' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon Company-wide and individual performance. Except for Ms. Miller, the Compensation Committee did not increase the base salaries of any of the executive officers in 2000. The primary factor considered by the Committee was the operating losses incurred.

     The Compensation Committee believes that the market value of the Common Stock, as well as the operating performance of the Company, are valid criteria for determining annual bonuses. The Compensation Committee carefully monitors key Company performance criteria, including change in market value of the Company's Common Stock, growth in earnings and revenue and financial performance as compared to budget. Based on these criteria, the Compensation Committee awarded no bonuses to executive officers in 2000.

     Stock option grants are generally made on an annual basis with exercise prices set at the market closing price on the day of the stock option grant. Stock Option grants have the purpose of providing the Company's executive officers and key employees with an equity ownership opportunity in the Company and with incentives to maximize shareholder values. For the year 2000, the Compensation Committee made option grants to the executive officers and key employees on August 15, 2000. In determining the size of any stock option grant, the Compensation Committee considered the following qualitative factors: the Committee's perception of the Company's overall performance, the individual's performance and the potential effect which the individual's future performance may have on the Company, and the options already held by the individual.

MR. SHEPPARD'S AND MR. STERLING'S 2000 COMPENSATION

     In the period during which Mr. Sterling was Chief Executive Officer, there was no change in compensation from 1999, nor was any bonus awarded. The Compensation Committee did not grant any options to Mr. Sterling in 2000.

     Mr. Sheppard's compensation is determined by his employment agreement with the Company, which has a three-year term and provides for $250,000 in annual salary and an annual bonus equal to 2% of the Company's net income before income taxes. The Company had no net income before income taxes in 2000, so Mr. Sheppard received no bonus. In connection with the Merger, Mr. Sheppard was granted an option to purchase 825,423 shares of the Company's common stock; however, this option was issued to protect Mr. Sheppard as a shareholder from dilution after the Merger and was not issued as compensation. See "Compensation Committee Interlocks and Insider Participation."


COMPENSATION COMMITTEE
John M. Sterling, Jr.
Ronald J. Sheppard
Jan Sirota

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                        AMONG THE COMPANY, NASDAQ MARKET
                     INDEX AND PEER GROUP INDEX FOR THE FIVE
                      YEAR PERIOD ENDING DECEMBER 31, 2000

         A line graph comparing the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total returns of the Nasdaq Market Index and a peer group consisting of publicly traded companies classified as nontraditional mortgage banks by SNL Securities, over the same period (assuming a $100 initial investment), is presented below. The Company will promptly furnish without charge to any shareholder of record on May 4, 2001, the identity of the companies included in the peer group. Requests should be directed to the Company, 3901 Pelham Road, Greenville, South Carolina 29615; Attn: Shareholder Relations.

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                            HOMEGOLD FINANCIAL, INC.


[graph omitted]

                                                                            Period Ending
                                            -------------------------------------------------------------------------------
Index                                           12/31/95     12/31/96     12/31/97      12/31/98     12/31/99     12/31/00
---------------------------------------------------------------------------------------------------------------------------
HomeGold Financial, Inc.                          100.00       175.00       231.25          8.33        19.27         3.91
NASDAQ - Total US*                                100.00       123.03       150.68        212.46       394.82       237.37
Nontraditional Mortgage Banks                     100.00       166.35       123.66         44.28        25.11        11.05



*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001.
Used with permission. All rights reserved. crsp.com.

                                  ANNUAL REPORT

     THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2000 (THE "ANNUAL REPORT") IS BEING MAILED WITH THIS PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED FROM THE COMPANY. IN ADDITION, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MAY 4, 2001, WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10K FOR THE YEAR ENDED DECEMBER 31, 2000 (WITHOUT EXHIBITS). ANY SUCH REQUEST SHOULD BE DIRECTED TO THE COMPANY, 3901 PELHAM ROAD, GREENVILLE, SOUTH CAROLINA 29615, ATTENTION: FORREST E. FERRELL, PRESIDENT, ACTING CHIEF FINANCIAL OFFICER AND TREASURER.

     THE FOLLOWING REPORT DOES NOT CONSTITUTE SOLICITING MATERIAL AND IS NOT CONSIDERED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, UNLESS WE EXPRESSLY STATE OTHERWISE.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Board has adopted a written charter for its Audit Committee, a copy of which attached to this proxy statement as Appendix A. The Audit Committee is comprised of two non-employee directors, both of whom are independent as defined in Rule 4200(a)(14) of the National Association of Stock Dealers listing standards. In carrying out its responsibilities, the Audit Committee has:

     o Reviewed and discussed the audited financial statements for the year ended December 31, 2000, with the Company's management and its independent auditors.

     o Discussed with the Company's independent auditors the matters required to be discussed by the Statement on Auditing Standard No. 61, Communication with Audit Committees.

     o Received from the Company's independent auditors written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and discussed with the auditors their independence from the Company and its management.

     Based on the review and discussions described above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     All members of the Audit Committee concur in this report.

Tobe C.B. Childers
J. Robert Philpott, Jr.


                       APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board has appointed Elliott, Davis & Company L.L.P. ("Elliott Davis") as independent auditors for the Company for the fiscal year ended December 31, 2001. Elliott Davis currently serves the Company and its subsidiaries as independent auditors and from time to time advises the Company on tax and other matters. Representatives of Elliott Davis will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $269,400.00.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed for professional  services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Elliott Davis for the most recent fiscal year.

ALL OTHER FEES

     The aggregate fees billed for all professional services rendered by Elliott Davis for the most recent fiscal year other than those described in the prior two paragraphs were approximately $232,700.00 related to the audit of the Company's benefit plan, the audit of an acquired company, and other Merger related assistance.

     The Audit Committee has considered whether the provision of the services described in the two preceding paragraphs is compatible with maintaining Elliott Davis' independence.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     If you would like to have a proposal considered at the Company's 2002 annual shareholder's meeting (the "2002 Meeting") and you would like your proposal included in the Company's 2002 proxy statement and proxy card (the "2002 Proxy Materials"), your proposal must be in writing, and the Company must receive your proposal at its principal offices no later than February 11, 2002. You should send your proposal to the Company's Secretary at: HomeGold Financial, Inc., 3901 Pelham Road, Greenville, South Carolina 29615. Even if you timely submit your proposal, the Company may exclude it from the 2002 Proxy Materials if it does not comply with rules and regulations of the U.S. Securities and Exchange Commission pertaining to shareholder proposals.

     The Bylaws require that advance written notice of shareholders proposals for consideration at an annual meeting which is not necessarily included in the Company's proxy materials be delivered to the Company's Secretary (at the address indicated above). To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between the 60th and 90th days prior to the first anniversary of the preceding year's annual meeting, which means between March 13, 2002 and April 12, 2002 for the Company's 2002 Annual Meeting of Shareholders. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such shareholder notice must be so delivered between the 60th and 90th days prior to such annual meeting or within 10 days following the day on which public announcement of the date of such meeting is first made by the Company. A copy of the Bylaws is available upon request to the Secretary of the Company at the address indicated above. See "Meetings and Committees" above for a description of the procedures for submitting shareholder nominations for Director which description is incorporated herein by reference.

                                  OTHER MATTERS

     The Board does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                                         By Order of the Board of Directors,


                                         /s/ C. Thomas Wyche

                                         C. Thomas Wyche, Secretary

                                         Dated:  May 8, 2001

                                  APPENDIX "A"



                            HOMEGOLD FINANCIAL, INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION


     THERE SHALL BE A COMMITTEE OF THE BOARD OF DIRECTORS TO BE KNOWN AS THE AUDIT COMMITTEE. THE AUDIT COMMITTEE SHALL BE COMPOSED OF DIRECTORS WHO ARE INDEPENDENT OF THE MANAGEMENT OF THE CORPORATION AND ARE FREE OF ANY
     RELATIONSHIP THAT, IN THE OPINION OF THE BOARD OF DIRECTORS, WOULD INTERFERE WITH THEIR EXERCISE OF INDEPENDENT JUDGEMENT AS A COMMITTEE MEMBER.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholder, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

     o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     o Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to identify any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     o Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholder. Any changes in accounting principles should be reviewed.

     o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     o    Review   accounting  and  financial  human  resources  and  succession planning within the company.

     o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each meeting with, the Board of Directors.

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

HomeGold Financial, Inc.
3901 Pelham Road
Greenville, SC 29615

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOMEGOLD FINANCIAL, INC. (THE "COMPANY")
The undersigned hereby appoints Ronald J. Sheppard and John M. Sterling, Jr. or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company held of record by the undersigned on May 4, 2001, at the Annual Meeting of Shareholders to be held June 11, 2001 or any adjournment thereof. The Company makes the following proposal.

Proxy for Common Stock
--------------------------------------------------------------------------------
1.    ELECTION OF DIRECTORS

      FOR the six nominees listed below (except as marked to the contrary below)

      FOR |_| AGAINST |_|

      WITHHOLD AUTHORITY to vote for any of the six nominees listed below:

      Tecumseh Hooper, Jr., J. Robert Philpott, Jr., John M. Sterling, Jr., Ronald J. Sheppard, Jan Sirota and Tobe C.B. Childers.

      INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                    ----------------------------------------------------
                    DATE

                    ----------------------------------------------------
                    SIGNATURE

                    ----------------------------------------------------
                    SIGNATURE IF HELD JOINTLY

                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                    THE ABOVE SIGNATURE HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS DATED MAY 4, 2001, AND THE PROXY STATEMENT FURNISHED THEREWITH.